Exhibit 99.1

Mimecast Announces Third Quarter 2022 Financial Results

Lexington, MA – February 3, 2022– Mimecast Limited (NASDAQ: MIME), a leading email security and cyber resilience company, today announced financial results for the third fiscal quarter ended December 31, 2021.

Third Quarter 2022 Highlights

• Achieved total revenue of $151.6 million, up 17% year-over-year on a GAAP basis and up 16% in constant currency.

• Increased average order value (AOV) per customer to $15,200, up approximately 15% year-over-year in constant currency.

• Drove average services per customer to 3.9 from 3.5 in the third quarter last year.

• Achieved a net revenue retention rate of 108% driven by upsell of 115%, and downsell and churn of 7%.

• Generated GAAP operating cash flow of $46.3 million and $38.0 million in free cash flow, representing 25% free cash flow margin.

• Generated GAAP gross profit percentage of 77.3% and Non-GAAP gross profit percentage of 78.9%.

• Delivered GAAP EPS of $0.20 per diluted share and Non-GAAP EPS of $0.38 per diluted share.

Third Quarter 2022 Financial and Operating Highlights

• Revenue: Revenue for the third quarter of 2022 was $151.6 million, an increase of 16% on a constant currency basis compared to the third quarter of 2021.

• Customers: Mimecast now serves 40,200 organizations globally.

• Net Revenue Retention Rate: Net revenue retention rate was 108% in the third quarter of 2022.

• Gross Profit Percentage: Gross profit percentage was 77.3% in the third quarter of 2022, compared to 75.6% in the third quarter of 2021.

• Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 78.9% in the third quarter of 2022, compared to 77.4% in the third quarter of 2021.

• Net Income: Net income was $13.8 million, or $0.20 per diluted share, based on 70.1 million diluted shares outstanding in the third quarter of 2022, compared to net income of $10.8 million, or $0.16 per diluted share, based on 66.0 million diluted shares outstanding in the third quarter of 2021.

• Non-GAAP Net Income: Non-GAAP net income was $26.7 million, or $0.38 per diluted share, based on 70.1 million diluted shares outstanding in the third quarter of 2022, compared to non-GAAP net income of $20.1 million (as recast) or $0.31 (as recast) per diluted share, based on 66.0 million diluted shares outstanding in the third quarter of 2021. See “Non-GAAP Financial Measures” for a description of a change in calculation method for the income tax effect of Non-GAAP adjustments commencing April 1, 2021.

• Adjusted EBITDA: Adjusted EBITDA was $45.9 million in the third quarter of 2022, representing an Adjusted EBITDA margin of 30.3% up from 26.7% in the third quarter of 2021.

• Operating Cash Flow: GAAP operating cash flow was $46.3 million in the third quarter of 2022, compared to $35.0 million in the third quarter of 2021.

• Free Cash Flow and Cash: Free cash flow was $38.0 million in the third quarter of 2022, which was a $4.0 million beat over the high range of guidance. Cash and cash equivalents as of December 31, 2021 were $416.2 million.

Transaction with Permira

As announced on December 7, 2021, Mimecast has entered into a transaction agreement whereby funds advised by Permira will acquire all outstanding ordinary shares of Mimecast for $80.00 per share in cash. The transaction remains on track to close in the first half of 2022, subject to customary closing conditions, including approval by Mimecast shareholders and receipt of regulatory approvals. Upon completion of the transaction, Mimecast will become a privately held company and the ordinary shares of Mimecast will no longer be listed on any public market.

In light of this transaction, Mimecast will not be hosting an earnings conference call to discuss these results and Mimecast will not be providing guidance for the fourth quarter and fiscal year 2022.

Mimecast: Relentless protection. Resilient world.™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our performance as it measures how we are executing on our strategy exclusive of currency fluctuations, which are beyond our control. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangible assets so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage excludes share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP operating expenses and Non-GAAP income from operations. We provide investors with certain non-GAAP financial measures, including non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP income from operations (collectively the “non-GAAP operating financial measures”). These non-GAAP operating financial measures exclude the following, as applicable (as reflected in the reconciliation tables that follow): share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; and litigation-related expenses. We consider these non-GAAP operating financial measures to be useful metrics for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of these non-GAAP operating financial measures versus the applicable financial measures calculated in accordance with GAAP. For example, as noted above, the non-GAAP operating financial measures exclude share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating financial measures may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating financial measures and evaluates non-GAAP operating financial measures together with the applicable financial measures calculated in accordance with GAAP. We use non-GAAP operating income as part of our overall assessment of our performance, to communicate with our board of directors concerning our financial performance, and for establishing incentive compensation metrics for executives and other senior employees.

Non-GAAP net income. We define non-GAAP net income as net income, adjusted to exclude: share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; litigation-related expenses; and the income tax effect of non-GAAP adjustments.

Starting April 1, 2021, we changed the calculation of our non-GAAP provision for income taxes by utilizing a long-term projected non-GAAP tax rate in accordance with the Securities and Exchange Commission’s Non-GAAP Financial Measures Compliance and Disclosure Interpretations (C&DI 102.11). We are utilizing a long-term projected non-GAAP tax rate as it will provide a consistent evaluation of our non-GAAP tax position between interim reporting periods.

In our computation of the long-term projected non-GAAP tax rate, we exclude the tax effect of adjustments to non-GAAP net income, as defined above.

The long-term projected non-GAAP tax rate may be subject to change and considers factors such as our current operating structure, geographical earnings mix, existing tax positions in various jurisdictions, current company strategy, and rapidly evolving legislation in major jurisdictions in which we operate. This adoption has no impact on our GAAP consolidated financial statements.

We consider non-GAAP net income to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income, adjusted to exclude: depreciation; amortization; disposals and impairment of long-lived assets; acquisition-related gains and expenses; litigation-related expenses; share-based compensation expense; restructuring expense; interest income and interest expense; the provision for income taxes; and foreign exchange income (expense). We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.

Free cash flow and Free cash flow margin. We believe free cash flow and free cash flow margin are liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. We define free cash flow as net cash provided by operating activities minus purchases of property, equipment and capitalized software. We define free cash flow margin as free cash flow over GAAP revenue in the period. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Additional Information and Where to Find It

In connection with the transaction with Permira, Mimecast has filed a preliminary proxy statement on Schedule 14A relating to a meeting of shareholders with the Securities and Exchange Commission (“SEC”) on January 13, 2022 (the "preliminary proxy statement") and will file a definitive proxy statement on Schedule 14A. Additionally, Mimecast may file other relevant materials in connection with the transaction with the SEC. Investors and shareholders of Mimecast are urged to read carefully and in their entirety the proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the transaction and related matters. The definitive proxy statement will be mailed to Mimecast shareholders. Investors and shareholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the transaction that are filed by Mimecast with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of Mimecast’s website at www.mimecast.com.

Participants in the Solicitation

Mimecast and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mimecast in respect of the transaction with Permira. Information about Mimecast’s directors and executive officers is set forth in the proxy statement for Mimecast’s 2021 Annual General Meeting, which was filed with the SEC on July 26, 2021. Other information regarding the participants in the proxy solicitation and a description of their interests is contained in the preliminary proxy statement filed with the SEC and will be set forth in a definitive proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this press release, including statements regarding the transaction with Permira, may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on Mimecast’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Mimecast’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties relating to the transaction with Permira include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement; (ii) the failure to obtain approval of the proposed transaction by Mimecast shareholders; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iv) the effect of the announcement of the proposed transaction on the ability of Mimecast to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (v) the response of competitors to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Mimecast’s ability to pursue certain business opportunities; and (xi) the other risks, uncertainties and factors detailed in Mimecast’s filings with the SEC. Such risks and uncertainties relating to Mimecast’s business and operations include, but are not limited to, the following: (a) uncertainties and risks relating to the Company’s security incident in 2021; (b) the reputational, financial, legal and other risks related to potential adverse impacts to our customers and partners as a result of the security incident; (c) the impact of the global COVID-19 pandemic on the Company’s business, operations, employees and financial results; (d) the ability to attract new customers and retain existing customers, particularly during challenging economic times; (e) competitive conditions; (f) data breaches related to the recent security incident or otherwise; (g) compliance with data privacy and data transfer laws and regulations related to the recent security incident or otherwise; (h) service disruptions; (i) the effect of the withdrawal of the United Kingdom from the European Union; (j) risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others; (k) the successful integration of the Company’s acquisitions, including DMARC Analyzer B.V., Segasec Labs Limited and MessageControl and other acquisitions the Company may complete; (l) the global nature of the Company’s business, including foreign currency exchange rate fluctuations and the potential disparate economic impact of the global COVID-19 pandemic on the jurisdictions in which the Company operates; and (m) the other risks, uncertainties and factors detailed in Mimecast’s filings with the SEC. As a result of such risks and uncertainties, including risks and uncertainties related to the transaction with Permira and Mimecast’s business and operations, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Revenue	$151,599	$129,636	$441,381	$367,505
Cost of revenue	34,408	31,572	101,433	89,783
Gross profit	117,191	98,064	339,948	277,722
Operating expenses
Research and development	26,305	25,408	83,025	70,497
Sales and marketing	49,738	45,187	146,775	133,224
General and administrative	24,199	16,649	60,373	50,400
Total operating expenses	100,242	87,244	290,173	254,121
Income from operations	16,949	10,820	49,775	23,601
Other income (expense)
Interest income	82	261	351	612
Interest expense	(465)	(578)	(1,535)	(2,251)
Foreign exchange (expense) income and other, net	(1,043)	1,441	(2,234)	4,365
Total other income (expense), net	(1,426)	1,124	(3,418)	2,726
Income before income taxes	15,523	11,944	46,357	26,327
Provision for income taxes	1,705	1,155	4,884	2,350
Net income	$13,818	$10,789	$41,473	$23,977

Net income per ordinary share
Basic	$0.21	$0.17	$0.63	$0.38
Diluted	$0.20	$0.16	$0.60	$0.37

Weighted-average number of ordinary shares outstanding
Basic	66,575	63,987	65,921	63,509
Diluted	70,133	66,023	68,767	65,419

MIMECAST LIMITED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of December 31,	As of March 31,
	2021	2021
Assets
Current assets
Cash and cash equivalents	$416,173	$292,949
Accounts receivable, net	120,071	114,280
Deferred contract costs, net	18,667	16,165
Prepaid expenses and other current assets	20,729	20,031
Total current assets	575,640	443,425

Property and equipment, net	91,066	92,891
Operating lease right-of-use assets	113,810	128,063
Intangible assets, net	40,944	43,193
Goodwill	180,600	173,952
Deferred contract costs, net of current portion	53,577	50,086
Other assets	3,248	3,097
Total assets	$1,058,885	$934,707

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$7,088	$10,487
Accrued expenses and other current liabilities	64,067	54,676
Deferred revenue	253,345	237,749
Current portion of finance lease obligations	429	323
Current portion of operating lease liabilities	29,703	33,447
Current portion of long-term debt	9,738	9,090
Total current liabilities	364,370	345,772

Deferred revenue, net of current portion	10,624	12,936
Operating lease liabilities	98,969	112,316
Long-term debt	69,867	94,671
Other non-current liabilities	7,171	8,143
Total liabilities	551,001	573,838

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 66,907,431 and 64,562,222 shares issued and outstanding as of December 31, 2021 and March 31, 2021, respectively	803	775
Additional paid-in capital	508,400	408,249
Accumulated deficit	(12,442)	(53,915)
Accumulated other comprehensive income	11,123	5,760
Total shareholders' equity	507,884	360,869
Total liabilities and shareholders' equity	$1,058,885	$934,707

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Operating activities
Net income	$13,818	$10,789	$41,473	$23,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,039	9,950	29,838	28,297
Share-based compensation expense	14,619	13,792	47,365	41,064
Amortization of deferred contract costs	4,577	3,427	13,106	9,471
Amortization of debt issuance costs	109	115	331	344
Amortization of operating lease right-of-use assets	8,351	7,713	24,926	22,328
Deferred income tax expense (benefit)	179	70	602	(190)
Other non-cash items	(13)	—	(3)	—
Unrealized currency losses (gains) on foreign denominated transactions	916	(1,123)	1,233	(4,540)
Changes in assets and liabilities:
Accounts receivable	(17,690)	(13,074)	(7,180)	6,224
Prepaid expenses and other current assets	2,475	1,448	(946)	(1,700)
Deferred contract costs	(7,725)	(8,791)	(20,043)	(19,521)
Other assets	313	(106)	1,163	250
Accounts payable	(590)	(1,129)	799	(3,630)
Deferred revenue	17,590	14,215	16,442	2,537
Operating lease liabilities	(8,905)	(9,849)	(27,495)	(25,024)
Accrued expenses and other liabilities	8,264	7,531	8,549	15,439
Net cash provided by operating activities	46,327	34,978	130,160	95,326
Investing activities
Purchases of property, equipment and capitalized software	(8,361)	(10,761)	(29,401)	(30,931)
Purchase of strategic investments	(1,500)	—	(1,500)	—
Payments for acquisitions, net of cash acquired	—	—	—	(17,044)
Net cash used in investing activities	(9,861)	(10,761)	(30,901)	(47,975)
Financing activities
Proceeds from issuance of ordinary shares	19,005	12,138	63,097	31,113
Withholding taxes related to net share settlement of ESPP purchases and vesting of RSUs	(2,056)	(867)	(10,287)	(4,175)
Payments on debt including revolving credit facilities	(2,500)	(1,875)	(24,375)	(5,000)
Payments on finance lease obligations	(263)	(178)	(610)	(789)
Proceeds from long-term debt including revolving credit facilities	—	—	—	17,500
Net cash provided by financing activities	14,186	9,218	27,825	38,649
Effect of foreign exchange rates on cash	(1,131)	6,754	(3,860)	10,939
Net increase in cash and cash equivalents	49,521	40,189	123,224	96,939

Cash and cash equivalents at beginning of period	366,652	230,708	292,949	173,958
Cash and cash equivalents at end of period	$416,173	$270,897	$416,173	$270,897

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)
Revenue constant currency growth rate (1)	16%	17%	16%	19%
Gross profit percentage	77%	76%	77%	76%
Free cash flow (1)	$37,966	$24,217	$100,759	$64,395
Adjusted EBITDA (1)	$45,876	$34,595	$131,263	$93,865

	As of December 31,
	2021	2020
Net revenue retention rate (2)	108%	104%
Total customers (3)	40,200	39,600

(1)
Revenue constant currency growth rates, free cash flow and Adjusted EBITDA are non-GAAP financial measures. For a reconciliation of revenue constant currency growth rates, free cash flow and to the nearest comparable GAAP measures, see “Reconciliations of Non-GAAP Financial Measures” below.
(2)
We calculate our net revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. This revenue includes renewed revenue contracts as well as additional revenue derived from the sale of additional seat licenses as well as additional services sold to these existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.
(3)
Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly. In determining the number of customers, we do not include customers we acquired from DMARC Analyzer B.V. that transact with us on a credit card basis.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported, to revenue constant currency growth rate:

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$151,599	$129,636	$441,381	$367,505
Revenue year-over-year growth rate, as reported	17%	18%	20%	18%
Estimated impact of foreign currency fluctuations	(1)%	(1)%	(4)%	1%
Revenue constant currency growth rate	16%	17%	16%	19%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.065	0.064	0.068	0.060
GBP	1.348	1.320	1.375	1.284
AUD	0.728	0.731	0.744	0.701

The following tables present a reconciliation of selected GAAP results to Non-GAAP results (dollars in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$117,191	$98,064	$339,948	$277,722
GAAP gross profit percentage	77%	76%	77%	76%

Plus:
Share-based compensation expense	1,350	1,247	4,318	3,535
Amortization of acquired intangible assets	1,120	1,084	3,339	3,054
Non-GAAP gross profit	$119,661	$100,395	$347,605	$284,311
Non-GAAP gross profit percentage	79%	77%	79%	77%

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
GAAP research and development	$26,305	$25,408	$83,025	$70,497
Less:
Share-based compensation expense	3,598	3,791	13,982	11,570
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses (1)	—	—	—	—
Non-GAAP research and development	$22,707	$21,617	$69,043	$58,927

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
GAAP sales and marketing	$49,738	$45,187	$146,775	$133,224
Less:
Share-based compensation expense	4,670	4,718	15,029	13,606
Amortization of acquired intangible assets	36	35	107	95
Acquisition-related expenses (1)	—	—	—	—
Non-GAAP sales and marketing	$45,032	$40,434	$131,639	$119,523

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
GAAP general and administrative	$24,199	$16,649	$60,373	$50,400
Less:
Share-based compensation expense	5,001	4,036	14,036	12,353
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses (1)	4,253	—	4,253	667
Non-GAAP general and administrative	$14,945	$12,613	$42,084	$37,380

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
GAAP income from operations	$16,949	$10,820	$49,775	$23,601
Plus:
Share-based compensation expense	14,619	13,792	47,365	41,064
Amortization of acquired intangible assets	1,156	1,119	3,446	3,149
Acquisition-related expenses (1)	4,253	—	4,253	667
Non-GAAP income from operations	$36,977	$25,731	$104,839	$68,481

(1)
Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity in each respective period, including with respect to the transaction with Permira. See Note 1 and Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net income to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended December 31,		Nine months ended December 31,
	2021	2020 (as recast)	2021	2020 (as recast)
Reconciliation of Non-GAAP Net Income:
Net income	$13,818	$10,789	$41,473	$23,977
Share-based compensation expense	14,619	13,792	47,365	41,064
Amortization of acquired intangible assets	1,156	1,119	3,446	3,149
Acquisition-related expenses (1)	4,253	—	4,253	667
Income tax effect of Non-GAAP adjustments (2)	(7,182)	(5,558)	(20,471)	(15,452)
Non-GAAP net income	$26,664	$20,142	$76,066	$53,405
Non-GAAP net income per ordinary share - basic	$0.40	$0.31	$1.15	$0.84
Non-GAAP net income per ordinary share - diluted	$0.38	$0.31	$1.11	$0.82
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	66,575	63,987	65,921	63,509
Diluted	70,133	66,023	68,767	65,419

(1)
Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity in each respective period, including with respect to the transaction with Permira. See Note 1 and Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.
(2)
See Non-GAAP Financial Measures for a description of a change in calculation method for the income tax effect of Non-GAAP adjustments commencing April 1, 2021. The income tax effect of non-GAAP adjustments for the three and nine months ended December 31, 2021 and 2020 shown in the table above utilizes a long-term projected tax rate of 25%. Non-GAAP net income for the three and nine months ended December 31, 2020 has been recast to reflect this change.

The following table presents a reconciliation of Net income to Adjusted EBITDA (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA:
Net income	$13,818	$10,789	$41,473	$23,977
Depreciation, amortization and disposals of long-lived assets	10,041	9,950	29,850	28,298
Interest expense, net	383	317	1,184	1,639
Provision for income taxes	1,705	1,155	4,884	2,350
Share-based compensation expense	14,619	13,792	47,365	41,064
Foreign exchange expense (income)	1,057	(1,408)	2,254	(4,130)
Acquisition-related expenses (1)	4,253	—	4,253	667
Adjusted EBITDA	$45,876	$34,595	$131,263	$93,865

(1)
Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity in each respective period, including with respect to the transaction with Permira. See Note 1 and Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net cash provided by operating activities to Free cash flow (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$46,327	$34,978	$130,160	$95,326
Purchases of property, equipment and capitalized software	(8,361)	(10,761)	(29,401)	(30,931)
Free cash flow	$37,966	$24,217	$100,759	$64,395

Share-based compensation expense for the three and nine months ended December 31, 2021 and 2020 (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Cost of revenue	$1,350	$1,247	$4,318	$3,535
Research and development	3,598	3,791	13,982	11,570
Sales and marketing	4,670	4,718	15,029	13,606
General and administrative	5,001	4,036	14,036	12,353
Total share-based compensation expense	$14,619	$13,792	$47,365	$41,064

Amortization of acquired intangible assets for the three and nine months ended December 31, 2021 and 2020 (in thousands):

	Three months ended December 31,		Nine months ended December 31,
	2021	2020	2021	2020
Cost of revenue	$1,120	$1,084	$3,339	$3,054
Sales and marketing	36	35	107	95
Total amortization of acquired intangible assets	$1,156	$1,119	$3,446	$3,149

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